   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                       DELAWARE                                              72-1449411
   (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (225) 926-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KEVIN P. REILLY, JR.
                            CHIEF EXECUTIVE OFFICER
                           LAMAR ADVERTISING COMPANY
                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (225) 926-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                              GEORGE TICKNOR, ESQ.
                               PALMER & DODGE LLP
                             111 HUNTINGTON AVENUE
                        BOSTON, MASSACHUSETTS 02119-7613
                                 (617) 239-0100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

                             ---------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement relates to the $117,654,269.58 in aggregate principal amount of Class A common stock registered hereby and to the $82,345,730.42 in aggregate principal amount of Class A common stock previously registered under the registrant's registration statement on Form S-4 (No. 333-48266).

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM AGGREGATE
            TITLE OF SECURITIES TO BE REGISTERED                 OFFERING PRICE(1)(2)     AMOUNT OF REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------
Class A common stock, $.001 par value, of the Company.......       $117,654,269.58                  $9,518.23
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, $82,345,730.42 of Class A common stock is being carried forward from Lamar Advertising Company's Registration Statement on Form S-4 (No. 333-48266) filed with the Commission on October 19, 2000, for inclusion in the prospectus filed herewith. The registration fee that is being paid in connection with this Registration Statement is $9,518.23, which fee represents the total fee for registering the aggregate offering price of the Class A common stock registered hereunder less the fee of $21,739.27 already paid for unsold securities registered under the prior Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Lamar Advertising Company is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, SEPTEMBER 11, 2003

PROSPECTUS

                           Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (225) 926-1000

                           LAMAR ADVERTISING COMPANY
                                  $200,000,000

                              CLASS A COMMON STOCK

     Our Class A common stock trades on the Nasdaq National Market under the symbol "LAMR." On September 10, 2003, the last reported per share sale price of our Class A common stock was $31.39.

     This prospectus relates to shares of Class A common stock of Lamar Advertising Company that we may issue from time to time in connection with business combinations, acquisitions and mergers. In general, the terms of these transactions will be determined by direct negotiations between us and the owners or principal executives of the target companies. Important factors in these negotiations will include:

     - the historical and potential cash flow from the assets being acquired;

     - the location of any outdoor advertising displays being acquired; and

     - the market value of the Class A common stock.

     We have two types of common stock: Class A common stock and Class B common stock. The Class A common stock and the Class B common stock have the same rights and powers, except that a share of Class A common stock entitles the holder to one vote and a share of Class B common stock entitles the holder to ten votes.

     SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS INHERENT TO OWNERSHIP OF SHARES OF CLASS A COMMON STOCK.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2003.

                      REFERENCES TO ADDITIONAL INFORMATION

     This prospectus incorporates important business and financial information about Lamar Advertising Company from other documents that are not included in or delivered with this prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents, which are incorporated by reference in this prospectus, by requesting them in writing or by telephone from Lamar Advertising Company at the following address and telephone number:

     Shareholder Services
     Lamar Advertising Company
     5551 Corporate Boulevard
     Baton Rouge, LA 70808
     (225) 926-1000

     TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE ON WHICH YOU MUST MAKE YOUR DECISION ON WHETHER TO INVEST IN LAMAR ADVERTISING COMPANY.

     See "Where You Can Find More Information" on page 8.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Business of Lamar...........................................   1
Risk Factors................................................   2
Note Regarding Forward-Looking Statements...................   5
Securities Covered By This Prospectus.......................   6
Legal Matters...............................................   7
Experts.....................................................   7
Where You Can Find More Information.........................   8

                               BUSINESS OF LAMAR

     We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of June 30, 2003, we owned and operated approximately 149,000 billboard advertising displays in 43 states, operated over 97,000 logo sign displays in 21 states and the province of Ontario, Canada, and operated approximately 13,000 transit advertising displays in 15 states.

     The three principal areas that make up our business are:

     - Billboard advertising. We offer our customers a fully integrated service, covering their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.

     - Logo signs. We are the largest provider of logo sign services in the United States, operating 21 of the 26 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.

     - Transit advertising. We provide transit advertising in 40 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations, such as buses, trains, commuter rail, subways, platforms and terminals.

     Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets where we have pursued acquisition opportunities in order to establish a leadership position. Since January 1, 1997, we have successfully completed over 490 acquisitions of outdoor advertising businesses and assets. Our acquisitions have expanded our operations in major markets. We currently have a presence in 24 of the top 50 outdoor advertising markets in the United States. Our large national footprint gives us the ability to offer cross-market advertising opportunities to both our local and national advertising customers.

     Our principal executive offices are located at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and our telephone number is (225) 926-1000.

                                  RISK FACTORS

     An investment in Class A common stock involves a number of risks. In deciding whether to invest, you should carefully consider the following factors, the information contained in this prospectus and the other information that we have referred you to. It is especially important to keep these risk factors in mind when you read forward-looking statements.

WE MAY BE UNABLE TO GENERATE SUFFICIENT CASH FLOW TO SATISFY OUR SIGNIFICANT DEBT SERVICE OBLIGATIONS.

     Our ability to generate cash flow from operations to make principal and interest payments on our debt will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, our customers' allocation of advertising expenditures among available media and the amount spent on advertising in general. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

RESTRICTIONS IN OUR DEBT AGREEMENTS AND IN THE DEBT AGREEMENTS OF OUR WHOLLY OWNED SUBSIDIARY, LAMAR MEDIA CORP., REDUCE OUR OPERATING FLEXIBILITY AND CONTAIN COVENANTS AND RESTRICTIONS THAT CREATE THE POTENTIAL FOR DEFAULTS.

     The terms of Lamar Media's bank credit facility and the indentures relating to Lamar Media's outstanding notes restrict, among other things, our ability and the ability of Lamar Media to:

     - incur or repay debt;

     - dispose of assets;

     - create liens;

     - make investments;

     - enter into affiliate transactions; and

     - pay dividends.

     Under Lamar Media's bank credit facility it must maintain specified financial ratios and levels including:

     - a minimum interest coverage ratio;

     - a minimum fixed charges coverage ratio;

     - a maximum senior debt ratio; and

     - a maximum total debt ratio.

     If we fail to comply with these tests, the lenders have the right to cause all amounts outstanding under Lamar Media's bank credit facility to become immediately due. If this were to occur, and the lenders decide to exercise their right to accelerate the indebtedness, it would create serious financial problems for us and could lead to an event of default under the indentures governing our debt, including the notes. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Our ability to comply with these restrictions, and any similar restrictions in future agreements, depends on our operating performance. Because our performance is subject to prevailing economic, financial and business conditions and other factors that are beyond our control, we may be unable to comply with these restrictions in the future.

OUR REVENUES ARE DERIVED FROM ADVERTISING AND ADVERTISING IS PARTICULARLY SENSITIVE TO CHANGES IN ECONOMIC CONDITIONS AND ADVERTISING TRENDS.

     We sell advertising space to generate revenues. Advertising spending is particularly sensitive to changes in general economic conditions and advertising spending typically decreases when economic conditions are tough. A decrease in demand for advertising space could adversely affect our business. A reduction in money spent on our advertising displays could result from:

     - a general decline in economic conditions;

     - a decline in economic conditions in particular markets where we conduct business;

     - a reallocation of advertising expenditures to other available media by significant customers; or

     - a decline in the amount spent on advertising in general.

OUR OPERATIONS ARE SIGNIFICANTLY IMPACTED BY THE REGULATION OF OUTDOOR ADVERTISING BY FEDERAL, STATE AND LOCAL GOVERNMENTS.

     Our operations are significantly impacted by federal, state and local government regulation of the outdoor advertising business. The federal government conditions federal highway assistance on states imposing location restrictions on the placement of billboards on primary and interstate highways. Federal laws also impose size, spacing and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations. Some local governments have enacted ordinances that require removal of billboards by a future date. In addition, four states have enacted bans on billboard advertising.

     Others prohibit the construction of new billboards and the reconstruction of significantly damaged billboards, or allow new construction only to replace existing structures.

     Local laws that mandate removal of billboards at a future date often do not provide for payment to the owner for the loss of structures that are required to be removed. Some federal and state laws require payment of compensation in such circumstances. Local laws that require the removal of a billboard without compensation have been challenged in state and federal courts with conflicting results. Accordingly, we may not be successful in negotiating acceptable arrangements when our displays have been subject to removal under these types of local laws.

     Additional regulations may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements has been introduced in Congress from time to time in the past. Additional regulations or changes in the current laws regulating and affecting outdoor advertising at the federal, state or local level may have a material adverse effect on our results of operations.

OUR CONTINUED GROWTH THROUGH ACQUISITIONS MAY BECOME MORE DIFFICULT AND INVOLVES COSTS AND UNCERTAINTIES.

     Historically, we have substantially increased our inventory of advertising displays through acquisitions. Our growth strategy involves acquiring outdoor advertising businesses and assets in markets where we currently compete, as well as in new markets. The following factors, however, may affect our ability to continue to pursue this strategy effectively:

     - there might not be suitable acquisition candidates, particularly as a result of the consolidation of the outdoor advertising industry, and we may have a more difficult time negotiating acquisitions that are favorable to us;

     - we may face increased competition from other outdoor advertising companies, which may have greater financial resources than us, for the businesses and assets we wish to acquire, which may result in higher prices for those businesses and assets;

     - we may not have access to sufficient capital resources on acceptable terms, if at all, to finance our acquisitions and may not be able to obtain required consents from our lenders;

     - we may be unable to effectively integrate acquired businesses and assets with our existing operations as a result of unforeseen difficulties that could require significant time and attention from our management that would otherwise be directed at developing our existing business; and

     - we may not realize the benefits and cost savings that we anticipate from our acquisitions.

WE FACE COMPETITION FROM LARGER AND MORE DIVERSIFIED OUTDOOR ADVERTISERS AND OTHER FORMS OF ADVERTISING THAT COULD HURT OUR PERFORMANCE.

     We cannot be sure that in the future we will compete successfully against the current and future forms of outdoor advertising and other media. The competitive pressure that we face could adversely affect our profitability or financial performance. Although we are one of the largest companies focusing exclusively on outdoor advertising, we face competition from larger companies with more diversified operations that also include television, radio and other broadcast media. In addition, our diversified competitors have the opportunity to cross-sell their different advertising products to their customers. We also face competition from other forms of media, including newspapers, direct mail advertising and the Internet. We must also compete with an increasing variety of other out-of-home advertising media that include advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses.

IF OUR CONTINGENCY PLANS RELATING TO HURRICANES FAIL, THE RESULTING LOSSES COULD HURT OUR BUSINESS.

     Although we have developed contingency plans designed to deal with the threat posed to advertising structures by hurricanes and other natural disasters, it is possible that these plans will not work. If these plans fail, significant losses could result.

     We have determined that it is not economical to obtain insurance against losses from hurricanes and other natural disasters. Instead, we have developed contingency plans to deal with the threat of hurricanes. For example, we remove the advertising faces on billboards at the onset of a storm, when possible, which better permits the structures to withstand high winds during a storm. We then replace these advertising faces after the storm has passed. However, these plans may not be effective in the future and, if they are not, significant losses may result.

OUR LOGO SIGN CONTRACTS ARE SUBJECT TO STATE AWARD AND RENEWAL.

     A portion of our revenues and operating income come from our state-awarded service contracts for logo signs. For the six months ended June 30, 2003, approximately 5% of our net revenues were derived from our logo sign contracts. We cannot predict what remaining states, if any, will start logo sign programs or convert state-run logo sign programs to privately operated programs. We currently compete with three other logo sign providers, as well as local companies, for state-awarded service contracts for logo signs. Generally, state-awarded logo sign contracts have terms of five to ten years with additional renewal periods. Some states have the right to terminate a contract early, but in most cases must pay compensation to the logo sign provider for early termination. At the end of the term of the contract, ownership of the structures is transferred to the state. Depending on the contract in question, the logo sign provider may or may not be entitled to compensation at the end of the contract term. Of our 21 logo sign contracts in place at June 30, 2003, one terminated in July and three are scheduled to terminate in 2003, one in September and two in December, and one is subject to renewal in September 2003. The states may not award us new logo sign contracts or renew our existing contracts. In addition, after a new state-awarded logo contract is received, we generally incur significant start-up costs. If we do not continue to have access to the capital necessary to finance those costs we would not be able to accept new contracts.

WE HAVE SIGNIFICANT STOCKHOLDERS WHO ARE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL AND WHOSE INTERESTS MAY BE DIFFERENT THAN YOURS.

     Certain members of the Reilly family, including Kevin P. Reilly, Jr., our president and chief executive officer, as of June 30, 2003, own in the aggregate approximately 16% of Lamar Advertising's common stock, assuming the conversion of all Class B common stock to Class A common stock. This represents 65% of Lamar Advertising's outstanding voting stock. By virtue of such stock ownership, such persons have the power to:

     - elect our entire board of directors;

     - control our management and policies; and

     - determine the outcome of any corporate transaction or other matters required to be submitted to our stockholders for approval, including the amendment of its certificate of incorporation, mergers, consolidation and the sale of all or substantially all of its or our assets.

     As their interests in Lamar Advertising may be different from your interests, the foregoing stockholders may exercise their control in a manner detrimental to your interests.

OUR BY-LAWS AND CERTIFICATE OF INCORPORATION CONTAIN CERTAIN ANTI-TAKEOVER PROVISIONS THAT MAY MAKE IT HARDER TO REALIZE A PREMIUM OVER OUR CLASS A COMMON STOCK'S MARKET PRICE OR MAY AFFECT THE MARKET PRICE OF THE NOTES AND THE CLASS A COMMON STOCK

     Certain provisions of our certificate of incorporation and by-laws may discourage a third party from offering to purchase us. These provisions, therefore, inhibit actions that would result in a change in control of us. Some of these actions would otherwise give the holders of the Class A common stock (into which the notes are convertible) the opportunity to realize a premium over the then-prevailing market price of the stock.

     These provisions may also adversely affect the market price of the notes and the Class A common stock. For example, under our certificate of incorporation we can issue "blank check" preferred stock with such designations, rights and preferences as our board of directors determines from time to time. If issued, this type of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of us. In addition, if we issue preferred stock, it may adversely affect the voting and dividend rights, rights upon liquidation and other rights that holders of the common stock currently hold. We do not currently intend to issue any shares of this type of preferred stock, but retain the right to do so in the future.

     Furthermore, we are subject to Section 203 of the Delaware General Corporation Law, which may discourage takeover attempts. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

YOU MAY NOT RECEIVE ANY CASH DIVIDENDS ON YOUR CLASS A COMMON STOCK.

     Lamar Advertising has never paid cash dividends on its Class A common stock and does not currently plan to do so in the future.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future periods and include statements regarding our anticipated performance.

     Generally, the words anticipates, believes, expects, intends, estimates, projects, plans and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors are described in this prospectus, including under "Risk Factors" and include, among others:

     - the performance of the U.S. economy generally and the level of expenditures on advertising, including, in particular, outdoor advertising;

     - our ability to renew expiring and negotiate new contracts at favorable rates;

     - our ability to fully utilize our outdoor advertising capacity;

     - the integration of businesses that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions;

     - risks and uncertainties relating to our significant indebtedness;

     - our need for and ability to obtain additional funding for acquisitions or operations; and

     - the regulation of the outdoor advertising industry by federal, state and local governments.

     Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

                     SECURITIES COVERED BY THIS PROSPECTUS

     We may issue the shares of Class A common stock covered by this prospectus from time to time as consideration to target companies or the owners of target companies. This may occur when we combine with, merge with, acquire, or acquire assets from a target company. The consideration that we pay in these transactions may consist of:

     - cash;

     - assumption of liabilities;

     - evidences of indebtedness;

     - Class A common stock; or

     - a combination of these items.

     In general, we will negotiate the terms of these transactions directly with the owners or principal executives of the target companies. Important factors in these negotiations will include, among others:

     - historical and potential cash flow from the assets being acquired;

     - the location of any outdoor advertising displays being acquired; and

     - the market value of the Class A common stock.

     We anticipate that the shares of Class A common stock that we issue in connection with these transactions will be valued at a price related to the market value of the Class A common stock either at or about the time that we tentatively reach agreement on the terms of the transaction, enter into a definitive agreement, or close the transaction.

     If you are an "affiliate" of a target company that we combined with, merged with or acquired and you receive shares of Class A common stock covered by this prospectus, you will need to comply with additional limitations imposed under the Securities Act in order to sell those shares. The U.S. securities laws require registration of shares sold by underwriters. An affiliate of a target company is deemed to be an underwriter unless the affiliate resells his, her or its shares in compliance with the requirements of Rule 145(d), which are described below.

     An "affiliate" of the target company for these purposes means an individual or entity that directly or indirectly controls, is controlled by or is under common control with the target company. Generally, you will be presumed to be an affiliate if you are an officer, director or owner of 10% or more of any class of equity securities of the target company. However, the determination as to whether you are an affiliate of the target company depends on the facts and circumstances of each case, and individuals and entities who are not officers, directors or 10% equity holders may nonetheless be affiliates of the target company.

     Rule 145(d) provides that you will not be deemed to be an underwriter as a result of a sale of your Lamar Advertising shares during the one-year period after you acquire them (and therefore allows you to avoid Securities Act registration requirements) if, among other things:

     - Lamar Advertising has complied with its reporting obligations under the Securities Exchange Act of 1934;

     - the amount of shares that you sell falls within the volume limits imposed by Rule 144(e) under the Securities Act; and

     - you sell your shares in a broker's transaction that complies with the requirements of Rule 144(f) and Rule 144(g) under the Securities Act (which include limits on who can effect sales, limits on the solicitation of orders to buy the shares and limits on payments which can be made by or on behalf of the seller).

     After the first year, so long as you are not an affiliate of Lamar Advertising and provided that Lamar Advertising has complied with its reporting obligations under the Exchange Act during the second year, you will not be deemed to be an underwriter and will not be restrained in your ability to sell the shares by additional requirements under the Securities Act.

                                 LEGAL MATTERS

     Palmer & Dodge LLP, Boston, Massachusetts, counsel to Lamar Advertising, will give Lamar Advertising an opinion on the validity of the securities offered by this prospectus.

                                    EXPERTS

     The consolidated financial statements of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the 2002 consolidated financial statements refer to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001 and the full adoption of SFAS No. 142 on January 1, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at "http://www.sec.gov." Copies of certain information filed by us with the SEC are also available on our website at http://www.lamar.com. This website is not part of this prospectus.

     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus; provided, however, that we are not incorporating any information furnished under Item 9 or Item 12 of any Current Report on Form 8-K.

     - Annual Report on Form 10-K of Lamar Advertising for the year ended December 31, 2002 filed with the SEC on March 26, 2003;

     - Quarterly Reports on Form 10-Q of Lamar Advertising for the quarters ended March 31, 2003 and June 30, 2003 filed with the SEC on May 15, 2003 and August 13, 2003, respectively;

     - Current Reports on Form 8-K of Lamar Advertising filed with the SEC on June 5, 2003 and June 16, 2003; and

     - The description of the Class A common stock contained in the Registration Statement on Form 8-A/A of Lamar Advertising filed with the SEC on July 27, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning using the following contact information:

     Shareholder Services
     Lamar Advertising Company
     5551 Corporate Boulevard
     Baton Rouge, LA 70808
     (225) 926-1000

     You may rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus. Neither the delivery of this prospectus nor the sale of the Class A common stock offered by this prospectus means that information contained or incorporated by reference in this prospectus from previous filings by Lamar Advertising is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy Class A common stock offered by this prospectus in any circumstance under which the offer or solicitation is unlawful.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.

     Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgment of our shareholders or directors has not acted, with willful or intentional misconduct. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

     Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. We carry Directors' and Officers' insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

ITEM 21.  EXHIBITS

     See Exhibit Index immediately following the signature page hereof.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 11, 2003.

                                          LAMAR ADVERTISING COMPANY

                                          By:   /s/ KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising Company hereby severally constitute and appoint each of Kevin P. Reilly, Jr. and Keith
A. Istre our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----

       /s/ KEVIN P. REILLY, JR.              Director and Principal       September 11, 2003
--------------------------------------         Executive Officer
         Kevin P. Reilly, Jr.


          /s/ KEITH A. ISTRE                Principal Financial and       September 11, 2003
--------------------------------------         Accounting Officer
            Keith A. Istre


         /s/ CHARLES W. LAMAR                       Director              September 11, 2003
--------------------------------------
           Charles W. Lamar


       /s/ ANNA REILLY CULLINAN                     Director              September 11, 2003
--------------------------------------
         Anna Reilly Cullinan


         /s/ STEPHEN MUMBLOW                        Director              September 11, 2003
--------------------------------------
           Stephen Mumblow


      /s/ JOHN MAXWELL HAMILTON                     Director              September 11, 2003
--------------------------------------
        John Maxwell Hamilton


       /s/ THOMAS REIFENHEISER                      Director              September 11, 2003
--------------------------------------
         Thomas Reifenheiser

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  3.1     Certificate of Incorporation of Lamar New Holding Co., as
          amended. Previously filed as Exhibit 3.1 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended June 30, 1999 (File No. 0-20833) and
          incorporated herein by reference.
  3.2     Certificate of Amendment to the Certificate of Incorporation
          of Lamar New Holding Co. (whereby the name of Lamar New
          Holding Co. was changed to Lamar Advertising Company).
          Previously filed as Exhibit 3.2 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          June 30, 1999 (File No. 0-20833) and incorporated herein by reference.
  3.3     Certificate of Amendment to the Certificate of Incorporation
          of Lamar Advertising Company. Previously filed as Exhibit
          3.3 to Lamar Advertising Company's Quarterly Report on Form
          10-Q for the period ended June 30, 2000 (File No. 0-30242)
          and incorporated herein by reference.
  3.4     Certificate of Correction of Certificate of Incorporation of
          Lamar Advertising Company. Previously filed as Exhibit 3.4 to Lamar Advertising Company's Quarterly Report on Form 10-Q
          for the period ended September 30, 2000 (File No. 0-30242)
          and incorporated herein by reference.
  3.4     By-Laws. Previously filed as Exhibit 3.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended June 30, 1999 (File No. 0-20833) and
          incorporated herein by reference.
  4.2     Specimen certificate for shares of the Class A common stock of Lamar Advertising Company. Previously filed as Exhibit
          4.1 to the Company's Registration Statement on Form S-1
          (File No. 333-05479), and incorporated herein by reference.
  5.1     Opinion of Palmer & Dodge LLP. Filed herewith.
 23.1     Consent of Palmer & Dodge LLP (included as part of their
          opinion listed as Exhibit 5.1). Filed herewith.
 23.2     Consent of KPMG LLP. Filed herewith.
 24.1     Powers of Attorney (included on signature pages). Filed
          herewith.